As filed with the Securities and Exchange Commission on June 9, 2020

Registration Nos. 333-159416

333-188725

333-193625

333-217572

333-222381

333-222382

333-225276

333-229159

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

POST-EFFECTIVE AMENDMENT NO.1 TO:

Form S-8 Registration Statement No. 333-159416

Form S-8 Registration Statement No. 333-188725

Form S-8 Registration Statement No. 333-193625

Form S-8 Registration Statement No. 333-217572

Form S-8 Registration Statement No. 333-222381

Form S-8 Registration Statement No. 333-222382

Form S-8 Registration Statement No. 333-225276

Form S-8 Registration Statement No. 333-229159

UNDER

THE SECURITIES ACT OF 1933

CENTERSTATE BANK CORPORATION

(SOUTH STATE CORPORATION, AS SUCCESSOR BY MERGER TO CENTERSTATE BANK CORPORATION)

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	59-3606741 (I.R.S. Employer Identification No.)

1101 First Street South, Suite 202, Winter Haven, Florida (Address of Principal Executive Offices)	33880 (Zip Code)

CenterState Bank Corporation 2007 Equity Incentive Plan

CenterState Bank Corporation 2013 Equity Incentive Plan

Gulfstream Bancshares, Inc. 2009 Stock Option Plan

Gulfstream Bancshares, Inc. Officers’ and Employees’ Stock Option Plan

Gulfstream Bancshares, Inc. Directors’ Stock Option Plan

Gateway Financial Holdings of Florida, Inc. Officers’ and Employees’ Stock Option Plan, as amended

Gateway Financial Holdings of Florida, Inc. Directors’ Stock Option Plan, as amended

HCBF Holding Company, Inc. 2010 Amended and Restated Stock Incentive Plan

Sunshine Bancorp, Inc. 2015 Equity Incentive Plan, as amended

CenterState Bank Corporation 2018 Equity Incentive Plan

National Commerce Corporation 2011 Equity Incentive Plan

National Commerce Corporation 2017 Equity Incentive Plan

First Landmark Bank 2015 Long-Term Incentive Plan

Landmark Bancshares, Inc. 2007 Stock Incentive Plan

First Landmark Bank 2007 Stock Option Plan

1st Manatee Bank Amended and Restated Incentive Stock Option Plan

Premier Community Bank of Florida 2015 Stock Option Plan

Premier Community Bank of Florida 2017 Stock Option Plan

Reunion Bank of Florida Directors’ Stock Option Plan

Reunion Bank of Florida Officers’ and Employees’ Stock Option Plan

United Group Banking Company of Florida, Inc. Officers’ and Employees’ Stock Option Plan

(Full Title of Plans)

Beth S. DeSimone

Executive Vice President, Chief Risk Officer and General Counsel

South State Corporation

as successor by merger to CenterState Bank Corporation

1101 First Street South

Winter Haven, Florida 33880

(Name and address of agent for service)

(863) 293-4710

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a small reporting company)	Small reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to each of the following Registration Statements on Form S-8 (collectively, the “Prior Registration Statements”) is being filed by CenterState Bank Corporation (the “Registrant” or “CenterState”) to terminate all offerings under the Prior Registration Statements and to deregister any and all shares of CenterState common stock, par value $0.01 per share (the “Shares”), together with any and all plan interests and other securities registered but unsold as of the date hereof thereunder (note that the share numbers listed below do not take into account any applicable corporate actions, such as stock splits, that may have been taken in the interim):

1.

Registration Statement on Form S-8, File No. 333-159416, filed with the Securities and Exchange Commission (the “Commission”) on May 22, 2009, registering the offer and sale of 1,350,000 Shares issuable pursuant to the CenterState Banks of Florida, Inc. 2007 Equity Incentive Plan.

2.

Registration Statement on Form S-8, File No. 333-188725, filed with the Commission on May 21, 2013, registering the offer and sale of 1,600,000 Shares issuable pursuant to the CenterState Banks, Inc. 2013 Equity Incentive Plan.

3.

Registration Statement on Form S-8, File No. 333-193625, filed with the Commission on January 29, 2014, registering the offer and sale of 767,304 Shares issuable pursuant to the CenterState Banks of Florida, Inc. 2013 Equity Incentive Plan and assuming obligations under the Gulfstream Bancshares, Inc. 2009 Stock Option Plan, the Gulfstream Bancshares, Inc. Officers’ and Employees’ Stock Option Plan and the Gulfstream Bancshares, Inc. Directors’ Stock Option Plan.

4.

Registration Statement on Form S-8, File No. 333-217572, filed with the Commission on May 1, 2017, registering the offer and sale of 1,150,517 Shares issuable pursuant to the Gateway Financial Holdings of Florida, Inc. Officers’ and Employees’ Stock Option Plan, as amended, and the Gateway Financial Holdings of Florida, Inc. Directors’ Stock Option Plan, as amended.

5.

Registration Statement on Form S-8, File No. 333-222381, filed with the Commission on January 2, 2018, registering the offer and sale of 1,621,518 Shares issuable pursuant to the HCBF Holding Company, Inc. 2010 Amended and Restated Stock Incentive Plan.

6.

Registration Statement on Form S-8, File No. 333-222382, filed with the Commission on January 2, 2018, registering the offer and sale of 590,345 Shares issuable pursuant to the Sunshine Bancorp, Inc. 2015 Equity Incentive Plan, as amended.

7.

Registration Statement on Form S-8, File No. 333-225276, filed with the Commission on May 30, 2018, registering the offer and sale of 2,200,000 Shares issuable pursuant to the CenterState Bank Corporation 2018 Equity Incentive Plan.

8.

Registration Statement on Form S-8, File No. 333-229159, filed with the Commission on April 1, 2019, registering the offer and sale of 457,352 Shares issuable upon the exercise of stock options outstanding under the National Commerce Corporation 2011 Equity Incentive Plan; the National Commerce Corporation 2017 Equity Incentive Plan; the First Landmark Bank Long-Term Incentive Plan; the Landmark Bancshares, Inc. 2007 Stock Incentive Plan; the First Landmark Bank 2007 Stock Option Plan; the 1st Manatee Bank Amended and Restated 2017 Incentive Stock Option Plan; the Premier Community Bank of Florida 2015 Stock Option Plan; the Premier Community Bank of Florida 2017 Stock Option Plan; the Reunion Bank of Florida Directors’ Stock Option Plan; the Reunion Bank of Florida Officers’ and Employees’ Stock Option Plan; and the United Group Banking Company of Florida, Inc. Officers’ and Employees’ Stock Option Plan; each as amended and restated.

On January 25, 2020, the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) with South State Corporation (“South State”), pursuant to which, on June 7, 2020, the Registrant merged with and into South State, with South State continuing as the surviving corporation (the “Merger”).

In connection with the Merger, the Registrant has terminated all offerings of the Registrant’s securities pursuant to the Prior Registration Statements. Accordingly, pursuant to the undertakings made by the Registrant in the Prior Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, this Post-Effective Amendment No. 1 hereby removes from registration all of such securities registered under the Prior Registration Statements that remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Prior Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Winter Haven, State of Florida, on June 9, 2020.

SOUTH STATE CORPORATION (as successor by merger to CenterState Bank Corporation)

By:	/s/ John C. Corbett
John C. Corbett
Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Prior Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.